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                         CONFIDENTIAL TREATMENT REQUEST


                                                                    Exhibit 10.1




                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                     between

                          CUBIST PHARMACEUTICALS, INC.

                                       and

                               NOVARTIS PHARMA AG



                          dated as of February 3, 1999


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                                TABLE OF CONTENTS

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
ARTICLE 1         DEFINITIONS ............................................ 1
     1.1      "Active Cubist Compound" ................................... 1
     1.2      "Active Cubist Compound Derivative" ........................ 1
     1.3      "Affiliate" ................................................ 1
     1.4      "Back-Up Compound" ......................................... 2
     1.5      "Candidate Target" ......................................... 2
     1.6      "Collaboration Target List" ................................ 2
     1.7      "Committed Compound" ....................................... 2
     1.8      "Cubist Compound" .......................................... 2
     1.9      "Cubist Invention" ......................................... 2
     1.10     "Cubist Patent Rights" ..................................... 2
     1.11     "Cubist Product" ........................................... 2
     1.12     "Cubist Technology" ........................................ 2
     1.13     "Discontinued Novartis Compound" ........................... 3
     1.14     "Discontinued Target" ...................................... 3
     1.15     "Discontinued Validated Assay" ............................. 3
     1.16     "EDC Status" ............................................... 3
     1.17     "Effective Date" ........................................... 3
     1.18     "Exclusivity Period" ....................................... 3
     1.19     "FDA" ...................................................... 3
     1.20     "Final Proposal" ........................................... 3
     1.21     "First Commercial Sale" .................................... 3
     1.22     "First Refusal Right" ...................................... 3
     1.23     "Invention" ................................................ 3
     1.24     "Joint Invention" .......................................... 3
     1.25     "Joint Patent Rights" ...................................... 4
     1.26     "Joint Research Steering Committee" ........................ 4
     1.27     "Joint Research Steering Committee Term" ................... 4
     1.28     "Joint Technology" ......................................... 4
     1.29     "Major Market Country" ..................................... 4
     1.30     "Milestone Revenue Income" ................................. 4
     1.31     "NDA" ...................................................... 4
     1.32     "Net Sales" ................................................ 4
     1.33     "Novartis Compound" ........................................ 5
     1.34     "Novartis Improvement" ..................................... 5
     1.35     "Novartis Invention" ....................................... 5
     1.36     "Novartis Patent Rights" ................................... 5
     1.37     "Novartis Product" ......................................... 5
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     1.38     "Novartis Technology"......................................................5
     1.39     "Party"....................................................................6
     1.40     "Primary Contact Person"...................................................6
     1.41     "Product"..................................................................6
     1.42     "Research Funding Payment".................................................6
     1.43     "Research Plan"............................................................6
     1.44     "Research Program".........................................................6
     1.45     "Research Year"............................................................6
     1.46     "Selected Target"..........................................................6
     1.47     "Seller"...................................................................6
     1.48     "Stock Purchase Agreement..................................................6
     1.49     "Third Party"..............................................................6
     1.50     "Valid Claim"..............................................................6
     1.51     "Validated Assay"..........................................................6
     1.52     "VITA(TM)".................................................................7
ARTICLE 2             SCOPE AND MANAGEMENT OF THE RESEARCH PROGRAM.......................7
      2.1      General...................................................................7
      2.2      Primary Contact Persons...................................................7
      2.3      Joint Research Steering Committee.........................................7
               2.3.1    Formation, Composition and Term..................................7
               2.3.2    Joint Research Steering Committee Functions and Powers...........7
               2.3.3    Decisions of the Joint Research Steering Committee...............8
               2.3.4    Deadlock.........................................................8
               2.3.5    Co-Chairs........................................................9
               2.3.6    Minutes and Reports..............................................9
               2.3.7    Information and Results..........................................9
      2.4      Availability of Employees.................................................9
      2.5      Visit of Facilities.......................................................9
Article 3             THE RESEARCH PROGRAM...............................................9
      3.1      Performance of Research Program...........................................9
      3.2      Research Plan............................................................10
      3.3      Subcontracts.............................................................10
      3.4      Results and Records......................................................10
Article 4             TARGET SELECTION AND VALIDATION; VALIDATED ASSAY DEVELOPMENT......10
      4.1      Collaboration Target List................................................10
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         4.2      Candidate Targets....................................................11
                  4.2.1    Selection...................................................11
                  4.2.2    Exclusivity Period..........................................11
         4.3      Selected Targets.....................................................11
                  4.3.1    Selection...................................................11
                  4.3.2    Validated Assay Development.................................11
                  4.3.3    Validated Assay Transfer and Implementation.................11
ARTICLE 5             COMPOUND SCREENING; ACTIVE CUBIST COMPOUNDS......................12
         5.1      Screening of Compounds...............................................12
                  5.1.1    Third Party Compounds.......................................12
         5.2      Identification of Active Cubist Compounds............................12
                  5.2.1    Active Cubist Compound......................................12
                  5.2.2    Novartis Compound/Active Cubist Compound Derivative.........13
ARTICLE 6             INTELLECTUAL PROPERTY RIGHTS.....................................13
         6.1      Ownership of Inventions..............................................13
                  6.1.1    Disclosure of Inventions....................................13
                  6.1.2    Cubist Inventions...........................................13
                  6.1.3    Novartis Inventions.........................................13
                  6.1.4    Joint Inventions............................................13
                  6.1.5    Cooperation of Employees....................................13
         6.2      Filing, Prosecution and Maintenance of Patent Rights.................13
                  6.2.1    Cubist Inventions...........................................13
                  6.2.2    Novartis Inventions.........................................14
                  6.2.3    Joint Inventions............................................14
                  6.2.4    Patent Term Extension.......................................14
         6.3      No Other Technology Rights...........................................14
         6.4      Infringement Claims..................................................15
         6.5      Enforcement of Joint Patent Rights...................................15
ARTICLE 7             OPTION AND LICENSE RIGHTS........................................16
         7.1      VITA(TM).............................................................16
         7.2      Candidate Targets....................................................16
                  7.2.1    Exclusive License During Exclusivity Period.................16
                  7.2.2    Co-Exclusive License After Exclusivity Period...............16
                  7.2.3    Effect of Termination of Research Program...................16
         7.3      Selected Targets and Discontinued Targets............................16
                  7.3.1    Exclusive License to Selected Targets.......................16


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                  7.3.2    Due Diligence Obligation for Selected Targets and
                             Corresponding Validated Assays..............................17
                  7.3.3    Co-Exclusive License to Discontinued Targets..................17
         7.4      Validated Assays and Discontinued Validated Assays.....................18
                  7.4.1    Exclusive License to Validated Assays.........................18
                  7.4.2    Co-exclusive License to Discontinued Validated Assays.........18
         7.5      Active Cubist Compounds and Back-Up Compounds..........................18
                  7.5.1    Active Cubist Compounds.......................................18
                  7.5.2    Due Diligence Obligation for Active Cubist Compounds..........18
                  7.5.3    Cubist First Refusal Right....................................19
                  7.5.4    Back-Up Compounds.............................................20
         7.6      Sublicenses and Licenses...............................................21
         7.7      Reservation of Rights..................................................21
         7.8      Manufacturing Rights...................................................21
         7.9      Trademarks.............................................................22
ARTICLE 8             PAYMENTS...........................................................22
         8.1      Funding of the Research Program by Novartis............................22
         8.2      Equity Investment by Novartis..........................................22
         8.3      Milestone Payments by Novartis.........................................22
                  8.3.1    Technology Transfer Milestone Payments........................22
                  8.3.2    Development Milestone Payments................................23
                  8.3.3    Payment by Novartis of Milestone Payments.....................24
         8.4      Royalties on Net Sales by Novartis.....................................24
         8.5      Percentage of Milestone Revenue Income and Royalties by Cubist.........25
         8.6      Method of Payment/Reports/Audits.......................................26
                  8.6.1    Royalty Reports, Exchange Rates...............................26
                  8.6.2    Audits........................................................26
                  8.6.3    Royalty Payment Terms.........................................27
         8.7      Withholding of Taxes...................................................27
         8.8      Exchange Controls......................................................27
         8.9      Interest on Late Payments..............................................28
ARTICLE 9             CONFIDENTIALITY....................................................28
         9.1      Nondisclosure Obligations..............................................28
         9.2      Samples................................................................28
         9.3      Terms of this Agreement/Use of Name....................................28
         9.4      Publications...........................................................29


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ARTICLE 10            REPRESENTATIONS AND WARRANTIES............................................................29
         10.1     Authorization.................................................................................29
         10.2     Warranty Disclaimer...........................................................................29
ARTICLE 11            INDEMNITY.................................................................................30
         11.1     Novartis Indemnity Obligations................................................................30
         11.2     Cubist Indemnity Obligations..................................................................30
         11.3     Procedure.....................................................................................30
         11.4     Novartis Insurance............................................................................31
         11.5     Cubist Insurance..............................................................................31
ARTICLE 12            TERM AND TERMINATION......................................................................31
         12.1     The Research Program..........................................................................31
                  12.1.1   Expiration of the Research Program...................................................31
                  12.1.2   Termination of the Research Program..................................................31
                  12.1.3   Existing Obligations.................................................................31
                  12.1.4   Effect of Expiration and Termination of Research Program.............................31
         12.2     Expiration of This Agreement..................................................................32
         12.3     Termination of This Agreement.................................................................32
                  12.3.1   Material Breach......................................................................32
                  12.3.2   Failure of Novartis to Pay...........................................................32
                  12.3.3   Failure of Cubist to Pay.............................................................32
                  12.3.4   Bankruptcy...........................................................................32
                  12.3.5   By Novartis..........................................................................32
         12.4     Failure of Novartis to Diligently Develop and Sell Novartis
                     Product Based on Active Cubist Compound ...................................................32
         12.5     Effect of Expiration or Termination of This Agreement.........................................33
                  12.5.1   Existing Obligations.................................................................33
                  12.5.2   Survival of Sublicenses..............................................................33
                  12.5.3   Survival.............................................................................33
                  12.5.4   Effect of Termination by Novartis....................................................33
                  12.5.5   Effect of Termination by Cubist......................................................33
                  12.5.6   Disposition of Inventory of Products.................................................33
ARTICLE 13            MISCELLANEOUS.............................................................................34
         13.1     Force Majeure.................................................................................34
         13.2     Assignment....................................................................................34
         13.3     Severability..................................................................................34
         13.4     Notices.......................................................................................34
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

         13.5     Applicable Law.............................................35
         13.6     Dispute Resolution.........................................35
                  13.6.1   Joint Research Steering Committee.................35
                  13.6.2   Chief Executive Officers..........................35
                  13.6.3   Mediation.........................................35
                  13.6.4   Arbitration.......................................36
         13.7     Entire Agreement...........................................36
         13.8     Headings...................................................36
         13.9     Independent Contractors....................................36
         13.10    Agreement Not to Solicit Employees.........................36
         13.11    Waiver.....................................................36
         13.12    Counterparts...............................................37


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                             CONFIDENTIAL TREATMENT


                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

         THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT dated as of the 3rd day of February, 1999 (the "Agreement") is made between CUBIST PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 24 Emily Street, Cambridge, Massachusetts 02139 U.S.A. ("Cubist"), and NOVARTIS PHARMA AG, a Swiss corporation having its principal place of business at Lichtstrasse 35, CH-4002 Basel, Switzerland ("Novartis").


                                    RECITALS

         A. Cubist has research facilities and experienced scientists, research associates and other personnel at its facilities in Cambridge, Massachusetts which enable it to conduct research activities.

         B. Cubist possesses know-how, expertise and intellectual property rights pertaining to antiinfective drug discovery and to a proprietary drug discovery technology known as VITA(TM) which couples the validation of the inhibition of a target in an animal model during an established infection with assay development and screening for the discovery of novel drug leads.

         C. Novartis is engaged in the research, development, marketing, manufacturing and distribution of pharmaceutical products.

         D. Novartis desires to sponsor research by Cubist using its VITA(TM) technology to identify candidate targets and compounds.

         NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below, whether used in their singular or plural form:

         1.1 "Active Cubist Compound" shall mean any Cubist Compound, other than a Committed Compound, screened in a Validated Assay during the Research Program that is shown to meet the criteria for antibacterial activity against a Selected Target as determined by the Joint Research Steering Committee, and any derivative, isomer, analog or homolog thereof which is made or synthesized by Cubist.

         1.2 "Active Cubist Compound Derivative" shall mean, subject without limitation to the provisions of Sections 5.2.2 and 7.5.1, any derivative, isomer, analog or homolog of an Active Cubist Compound which is made or synthesized by Novartis.


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                             CONFIDENTIAL TREATMENT


         1.3 "Affiliate" shall mean any corporation or other entity which controls, is controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

         1.4 "Back-Up Compound" shall have the meaning set forth in Section
7.5.4.

         1.5 "Candidate Target" shall mean a target from the Collaboration Target List selected by the Joint Research Steering Committee to undergo research for target validation and/or assay development in accordance with
Section 4.2 and for which benchwork and experimental investigation has been initiated.

         1.6 "Collaboration Target List" shall mean potential bacterial targets identified by Cubist or Novartis and selected by the Joint Research Steering Committee in accordance with Section 4.1 for further research, evaluation and development in the Research Program.

         1.7 "Committed Compound" shall mean a compound owned or controlled by Cubist that has been licensed, reserved or otherwise committed to a Third Party or an internal program of Cubist or an Affiliate of Cubist.

         1.8 "Cubist Compound" shall mean any compound owned or controlled by Cubist or obtained by Cubist from a Third Party (to the extent that transfer or sublicensing is permitted by such Third Party) and any derivative, isomer, analog or homolog thereof made or synthesized by Cubist.

         1.9 "Cubist Invention" shall mean any Invention that (a) is conceived during and as a result of the Research Program solely by employees of Cubist or others acting on behalf of Cubist or (b) is related to VITA(TM) and is conceived during and as a result of the Research Program either solely by employees of Cubist or solely by employees of Novartis or jointly by employees of Cubist and Novartis or others working on behalf of Cubist and Novartis.

         1.10 "Cubist Patent Rights" shall mean any United States or foreign patent applications, provisional patent applications, patents, patent extensions, certificates of invention and applications for certificates of invention, together with any divisions, continuations or continuations-in-part, reissues, renewals, or additions thereof owned or controlled by Cubist as of the Effective Date or during the term or as a result of the Research Program.

         1.11 "Cubist Product" shall mean any product which is discovered, identified or developed by Cubist or its Affiliates or licensees through the use of a Candidate Target, Discontinued Target or Discontinued Validated Assay and for which product, pursuant without limitation to the provisions of Sections 7.2.2, 7.2.3, 7.3.3 and 7.4.2, Cubist has obtained the right to make, have made, use, sell and import.


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         1.12 "Cubist Technology" shall mean all proprietary data, information, know-how, inventions, trade secrets, copyrights, regulatory submissions or other intellectual property of any kind, other than Cubist Patent Rights, owned or controlled by Cubist as of the Effective Date and during the term of the Research Program.

         1.13 "Discontinued Novartis Compound" shall mean both a "Globally Discontinued Compound" and a "Locally Discontinued Compound" as their meaning is set forth in Section 7.5.3(b).

         1.14 "Discontinued Target" shall mean a Selected Target which Novartis is no longer interested in or for which Novartis fails to meet its due diligence obligations in accordance with Section 7.3.

         1.15 "Discontinued Validated Assay" shall mean a Validated Assay which Novartis is no longer interested in or for which Novartis fails to meet its due diligence obligations in accordance with Section 7.3, as more fully described in
Section 7.4.2.

         1.16 "EDC Status" or "Early Development Compound Status" shall mean the point at which a development compound is declared, following Novartis' standard compound development procedures, an Early Development Compound (EDC) by Novartis' Innovation Management Board or some other similar body, which declaration authorizes the completion of the preclinical development program thereby allowing progression of the compound to Phase I clinical trials.

         1.17 "Effective Date" shall mean the date first set forth above.

         1.18 "Exclusivity Period" shall mean the period during which a Candidate Target is available for selection by the Joint Research Steering Committee as a Selected Target as described in Section 4.2.

         1.19 "FDA" shall mean the United States Food and Drug Administration.

         1.20 "Final Proposal" shall have the meaning set forth in Section
7.5.3.

         1.21 "First Commercial Sale" of any Product shall mean the first sale for use or consumption by the general public of such Product in a country after required regulatory marketing and pricing approval has been granted by the governing health authority of such country.

         1.22 "First Refusal Right" shall have the meaning set forth in the two subsections of 7.5.3(b).

         1.23 "Invention" shall mean all ideas, data, writings, inventions, discoveries, improvements and other technology which are directed to the identification, development, manufacture or use of a target, Candidate Target, Selected Target, Discontinued Target, target


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                             CONFIDENTIAL TREATMENT


assay, Validated Assay, Active Cubist Compound, Active Cubist Compound Derivative, Novartis Compound or a Product, whether or not patentable or copyrightable.

         1.24 "Joint Invention" shall mean any Invention, other than a Cubist Invention or a Novartis Invention, that is discovered, made or conceived during and as a result of the Research Program jointly by employees of Cubist and Novartis or others working on behalf of Cubist and Novartis.

         1.25 "Joint Patent Rights" shall mean any United States or foreign patent applications, provisional patent applications, patents, patent extensions, certificates of invention and applications for certificates of invention, together with any divisions, continuations or continuations-in-part, reissues, renewals, or additions claiming a Joint Invention.

         1.26 "Joint Research Steering Committee" shall mean the joint committee composed of representatives of Cubist and Novartis described in Section 2.3.

         1.27 "Joint Research Steering Committee Term" shall have the meaning set forth in Section 2.3.

         1.28 "Joint Technology" shall mean all proprietary data, information, know-how, inventions, trade secrets, copyrights, regulatory submissions or other intellectual property of any kind made or developed jointly by Cubist and Novartis in the performance of the Research Program.

         1.29 "Major Market Country" shall mean the United States, the United Kingdom, Germany, France, Italy, Japan and Canada.

         1.30 "Milestone Revenue Income" shall mean any payments that Cubist receives from a non-Affiliate licensee in consideration of the license of rights pursuant to Section 7.6 which are due upon the achievement of product development milestones by such licensee, but excluding the following payments: royalties, license fees, license maintenance fees, payments made in consideration for the issuance of equity or debt securities of Cubist and, payments specifically committed to the research and development of Cubist Products.

         1.31 "NDA" shall mean a new drug application filed with the FDA after completion of human clinical trials to obtain marketing approval for a Product in the United States or any comparable application filed with the regulatory authorities of a country other than the United States to obtain marketing approval for a Product in that country.

         1.32 "Net Sales" with respect to any Product shall mean the invoiced sales of all such Product to Third Parties by the Seller, its Affiliates or its licensees or sublicensees, less the following items as applicable to such
Product: (a) credits or allowances granted upon returns, rejections or recalls;
(b) freight, shipping and insurance costs; (c) quantity and other trade discounts, credits or allowances actually allowed and taken; (d) customs duties, taxes and surcharges and other governmental charges incurred in connection with exportation or importation; and (e) government mandated rebates; all in accordance with standard allocation


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                             CONFIDENTIAL TREATMENT


procedures and accounting methods consistently applied, which methods are in accordance with generally accepted accounting principles. The transfer of any Product by Seller or one of its Affiliates to another Affiliate of Seller shall not be considered a sale; in such cases, Net Sales shall be determined based on the invoiced sales price by the Affiliate to its customer, less the deductions allowed under this Section.

         If a Product is sold in bulk (as distinguished from packaged pharmaceutical form) for resale in packaged or finished form, Net Sales shall be calculated by determining the quantity of Product in packaged pharmaceutical form that would reasonably be produced from the bulk quantity of Product so sold, and by multiplying such quantity by the average price for such Product in packaged pharmaceutical form during the applicable royalty reporting period. If a Product is sold, or otherwise commercially disposed of for value (including, without limitation, disposition in connection with the delivery of other products or services), in a transaction that is not an outright arm's length sale to an independent Third Party, then the amount invoiced in such transaction shall be deemed to be the amount that would have been paid had there been such a sale at the average sale price of such Product during the applicable royalty reporting period.

         In the event a Product is sold in a combination with other active ingredients, Net Sales, for purposes of royalty payments of the combination product, shall be calculated by multiplying the Net Sales for that combination product by the fraction A/B, where A is the gross selling price of the Product sold separately and B is the gross selling price of the combination product. As used herein, the term "active ingredient" does not include ingredients the primary effect of which is the enhancement of drug delivery, even if such ingredients have pharmacological activity.

     1.33 "Novartis Compound" shall mean any compound, other than an Active Cubist Compound, or an Active Cubist Compound Derivative, owned or controlled by Novartis or obtained from a Third Party which is either (a) screened in a Validated Assay and has antibacterial activity against a Selected Target or (b) has antibacterial activity against a Selected Target (regardless of whether or not a Validated Assay was used to determine such antibacterial activity), and any derivative, isomer, analog or homolog thereof made or synthesized by Novartis.

     1.34 "Novartis Improvement" shall mean any improvement to an Active Cubist Compound, other than an Active Cubist Compound Derivative derived therefrom, developed by Novartis.

     1.35 "Novartis Invention" shall mean any Invention, other than a Cubist Invention or a Joint Invention, that is conceived during and as a result of the Research Program solely by employees of Novartis or others acting on behalf of Novartis.

     1.36 "Novartis Patent Rights" shall mean any United States or foreign patent applications, provisional patent applications, patents, patent extensions, certificates of invention and applications for certificates of invention, together with any divisions, continuations or continuations-in-part, reissues, renewals, or additions owned or controlled by Novartis as of the Effective Date or during the term or as a result of the Research Program.


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                             CONFIDENTIAL TREATMENT


     1.37 "Novartis Product" shall mean any product which consists of or incorporates an Active Cubist Compound, an Active Cubist Compound Derivative, or a Novartis Compound.

     1.38 "Novartis Technology" shall mean all proprietary data, information, know-how, inventions, trade secrets, copyrights, regulatory submissions or other intellectual property of any kind, other than Novartis Patent Rights, owned or controlled by Novartis as of the Effective Date and during the term of the Research Program.

     1.39 "Party" shall mean Cubist or Novartis.

     1.40 "Primary Contact Person" shall have the meaning set forth in Section 2.2.

     1.41 "Product" shall mean collectively Cubist Products and Novartis
Products.

     1.42 "Research Funding Payment" shall have the meaning set forth in Section 8.1.

     1.43 "Research Plan" shall mean the plan for conducting the research under the Research Program, as amended from time to time by the Joint Research Steering Committee, which plan, including all amendments, shall be attached to this Agreement as Exhibit A.

     1.44 "Research Program" shall mean the research performed by Cubist and Novartis in accordance with the Research Plan as revised from time to time as provided in this Agreement to identify compounds active against validated bacterial targets.

     1.45 "Research Year" shall mean each twelve (12) month period during the term of the Research Program beginning on the Effective Date.

     1.46 "Selected Target" shall mean a Candidate Target selected by the Joint Research Steering Committee as a Selected Target to undergo research for high throughput screening in accordance with Section 4.3.

     1.47 "Seller" shall mean Novartis with respect to a Novartis Product, or Cubist with respect to a Cubist Product.

     1.48 "Stock Purchase Agreement" shall have the meaning set forth in Section 8.2.

     1.49 "Third Party" shall mean any entity other than Cubist or Novartis and their respective Affiliates.

     1.50 "Valid Claim" shall mean either (a) a claim of an issued and unexpired patent included within the Cubist Patent Rights, Joint Patent Rights or Novartis Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application included within the Cubist Patent Rights, Joint Patent Rights or Novartis Patent Rights, which claim was filed in


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


                             CONFIDENTIAL TREATMENT


good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

     1.51 "Validated Assay" shall mean a primary assay for high-throughput screening of the Selected Targets which is developed by Cubist in the performance of the Research Program and which has been accepted by the Joint Research Steering Committee.

     1.52 "VITA(TM)" or "Validation In Vivo of Targets for Antiinfectives" shall mean Cubist's proprietary technology for the validation of antiinfective targets during an established infection in a mouse model system and the development of assays.


                                    ARTICLE 2
                  SCOPE AND MANAGEMENT OF THE RESEARCH PROGRAM

     2.1 General. Cubist and Novartis will establish a research program to identify and validate a limited number of antibacterial targets and to develop a select number of validated assays for high-throughput screening to identify new lead compounds active against such validated targets for the development of drugs. The Research Program will have a term of [ ]*, unless terminated earlier pursuant to Article 12. As set forth in Article 8, Novartis will make an equity investment in Cubist, provide research funding payments during the Research Program and will also pay Cubist certain milestone payments and royalties. Cubist shall pay royalties and make certain other payments to Novartis pursuant to Section 8.5. During the course of the Research Program, Cubist and Novartis shall communicate regularly and shall assume certain rights and responsibilities for the discovery and development of products, all as described more specifically herein.

     2.2 Primary Contact Persons. Within ten (10) business days of the Effective Date, Cubist and Novartis shall each designate a primary contact person ("Primary Contact Person") who shall be responsible for the day-to-day interactions between the Parties related to the Research Program and the management of the day-to-day operations of the Research Program. Each Party may change its Primary Contact Person upon written notice to the other Party.

     2.3 Joint Research Steering Committee.

         2.3.1 Formation, Composition and Term. A joint committee comprised of three (3) named representatives of each of Novartis and Cubist (the "Joint Research Steering Committee") shall be appointed within ten (10) business days of the Effective Date and shall meet as needed, but not less than once each quarter during the Joint Research Steering Committee Term. Such meetings shall be at such times agreed to by Cubist and Novartis and shall alternate between the offices of the Parties unless the Parties otherwise agree or shall be in

-------------------------
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  separately with the Commission.


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                             CONFIDENTIAL TREATMENT


such other form (e.g. telephone or video conference) as the members of the Joint Research Steering Committee shall agree. As used herein, the "Joint Research Steering Committee Term" shall mean the period commencing upon the Effective Date of the Agreement and continuing until the later of (a) the termination or expiration of the Research Program, or (b) the expiration of the last Exclusivity Period in accordance with Section 7.2.3.

         2.3.2 Joint Research Steering Committee Functions and Powers. The Joint Research Steering Committee shall be responsible for the overall supervision and management of the Research Program. The principal functions of the Joint Research Steering Committee will be, inter alia, to:

               (a) monitor the progress and results achieved under the Research Program and to revise, as necessary, the Research Plan;

               (b) assess the therapeutic relevance and competitiveness of the research performed under the Research Program;

               (c) foster the collaborative relationship between the Parties;

               (d) facilitate the transfer of technology in accordance with the Agreement;

               (e) specify the Collaboration Target List and provide regular updates thereto;

               (f) determine the number of, and which specific targets from the Collaboration Target List will be promoted to Candidate Targets;

               (g) determine the number of, and which specific Candidate Targets will be promoted to Selected Targets and which will remain Candidate Targets;

               (h) establish the criteria for antibacterial activity to be used to determine whether a Cubist Compound is an Active Cubist Compound;

               (i) review patent issues related to Joint Inventions; and

               (j) review and approve scientific publications relating to the Research Program.

         A Party may change one or more of its representatives to the Joint Research Steering Committee at any time. Members of the Joint Research Steering Committee may be represented at any meeting by another member of the Joint Research Steering Committee, or by a deputy. Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Joint Research Steering Committee meetings, subject to the confidentiality provisions of Article 9.


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                             CONFIDENTIAL TREATMENT


               2.3.3 Decisions of the Joint Research Steering Committee. A quorum of the Joint Research Steering Committee shall be present at any meeting of the Joint Research Steering Committee if at least one (1) representative of each Party is present at such meeting in person or by telephone or video conference. If a quorum exists at any meeting, the unanimous consent of all members of the Joint Research Steering Committee present at such meeting is required to take any action on behalf of the Joint Research Steering Committee.

               2.3.4 Deadlock. In the event that the Joint Steering Committee cannot reach agreement within sixty (60) days as to any matter that is subject to its decision-making authority, Novartis shall cast the deciding vote in good faith. Notwithstanding the foregoing, the Parties agree that Novartis shall not
(a) unreasonably cast the deciding vote against Cubist's position on matters related to resource allocation by Cubist for the Research Program or to the number and selection of Candidate Targets and Selected Targets or (b) have the right to cast the deciding vote hereunder with respect to the resolution of technical obstacles which arise in the Research Program which require Cubist's expertise to resolve. Decisions related to the resolution of technical obstacles described in this Section 2.3.4(b) must be made with the unanimous consent of all members of the Joint Research Steering Committee present at such meeting or such matter shall be referred to dispute resolution in accordance with the procedures set forth in Section 13.6.

               2.3.5 Co-Chairs. The Joint Research Steering Committee shall be co-chaired by one Novartis representative appointed by Novartis and one Cubist representative appointed by Cubist from the membership of the Joint Research Steering Committee.

               2.3.6 Minutes and Reports. The Joint Research Steering Committee shall be responsible for keeping accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. The minutes of each meeting will include an updated Collaboration Target List and a list of all Candidate Targets (and the dates upon which the Exclusivity Period for each such target expires), Selected Targets, Discontinued Targets, Validated Assays, Discontinued Validated Assays, Active Cubist Compounds, Active Cubist Compound Derivatives and Back-Up Compounds. Within ten (10) business days of each meeting, the co-chairs shall provide the Parties with draft minutes of such meeting and a draft of a written accompanying report describing in reasonable detail, the status of the Research Program, a summary of the work and progress to date, any issues requiring resolution and any proposed decisions and the action to all members of the Joint Research Steering Committee. Within thirty
(30) days of each meeting, the co-chairs will sign final versions of the meeting minutes and the accompanying report and such minutes and shall report shall thereafter be recognized as duly accepted by the parties. All records of the Joint Research Steering Committee shall be available to both Parties.

               2.3.7 Information and Results. Except as otherwise provided, the Parties will make available and disclose to one another all results of the work conducted pursuant to the Research Program prior to and in preparation for the Joint Research Steering Committee meetings, by the deadline and in the form and format to be designated by the Joint Research Steering Committee.


                                      -9-
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                             CONFIDENTIAL TREATMENT


     2.4 Availability of Employees. Each Party agrees to make its employees and nonemployee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Research Program and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues.

     2.5 Visit of Facilities. Representatives of Novartis may, upon reasonable notice and at times reasonably acceptable to Cubist, visit Cubist's facilities where the Research Program is being conducted, and consult informally, during such visits and by telephone, facsimile and email, with Cubist's personnel performing work on the Research Program.


                                   ARTICLE 3
                              THE RESEARCH PROGRAM

     3.1 Performance of Research Program. Cubist shall use commercially reasonable efforts to perform the research and development tasks as described in the Research Plan attached hereto as Exhibit A. Cubist agrees to utilize its proprietary VITA(TM) technology in the Research Program as determined by the Joint Research Steering Committee. The Research Program shall be conducted by Cubist in good scientific manner, and in compliance with all applicable good laboratory practices and applicable legal requirements.

     3.2 Research Plan. The Research Program shall be conducted under the Research Plan that describes the work to be pursued by Cubist during each Research Year. The Research Plan will be updated and approved by the Joint Research Steering Committee no later than sixty (60) days prior to the start of each Research Year. The Research Plan in effect at any time may not be amended except as agreed in writing by the Joint Research Steering Committee. If at any time during the Research Year either Party determines that a change to the Research Plan would benefit the Research Program, such Party shall prepare and submit to the Joint Research Steering Committee a written proposal detailing its proposed changes to the Research Plan. At its next meeting, the Joint Research Steering Committee shall decide on such proposal.

     3.3 Subcontracts. Subject to the provisions of Section 9.1 hereof, Cubist may subcontract portions of the Research Program to be performed by it to Third Parties provided it has obtained the prior consent of the Joint Research Steering Committee; provided, however, that Cubist shall require such Third Parties to enter into appropriate confidentiality agreements (of which Cubist will share copies with Novartis) unless such subcontracting would not require the transfer of confidential information (as defined in Article 9 hereof) to the Third Party, and provided that Novartis' rights under this Agreement are not affected.

     3.4 Results and Records. The Parties will make available and disclose to one another all results of the work conducted pursuant to the Research Program and shall keep such records as described herein provided, that each Party shall maintain such results and records of the other Party in confidence in accordance with Article 9 hereof and shall not use such results or records except to the extent otherwise permitted by this Agreement. The Parties shall maintain records of the results in sufficient detail and in good scientific manner appropriate for patent purposes and as will properly reflect all work done and results achieved in the performance of the


                                      -10-
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                             CONFIDENTIAL TREATMENT


Research Program (including all data in the form required to be maintained under any applicable governmental regulations). Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Program. Each Party shall give the other Party the right to inspect such records, and shall provide the other Party with copies of all requested records, to the extent reasonably required by the other Party for purposes of this Agreement.


                                    ARTICLE 4
          TARGET SELECTION AND VALIDATION; VALIDATED ASSAY DEVELOPMENT

     4.1 Collaboration Target List. Within one (1) month after the Effective Date, Cubist and Novartis shall provide to the Joint Research Steering Committee a list of potential targets for the Collaboration Target List. The Joint Research Steering Committee shall select the initial Collaboration Target List within three (3) months of the Effective Date and shall update the Collaboration Target List throughout the term of the Research Program. The number of targets on the Collaboration Target List at any one time and the total number of targets on the Collaboration Target List during the entire term of the Research Program shall be determined by the Joint Research Steering Committee and shall not exceed the number of targets which the personnel assigned to the Research Program can reasonably accomplish consistent with the Research Plan and the allocation of resources thereunder.

     4.2 Candidate Targets.

         4.2.1 Selection. From time to time as appropriate during the Research Program, with the goal of promptly identifying appropriate targets for assay development, the Joint Research Steering Committee will designate as Candidate Targets specific targets from the Collaboration Target List that appear the most promising for target validation and/or assay development. Promptly after such selection, Cubist will conduct appropriate experimentation and bench work on the Candidate Targets as required by the Joint Research Steering Committee which may include, without limitation, an analysis of target inhibition utilizing VITA(TM). Within a time frame as set by the Joint Research Committee, Cubist shall provide to the Joint Research Steering Committee the results of all work Cubist performs pursuant to this Section 4.2 utilizing a format and within a time frame acceptable to the Joint Research Steering Committee. Each Candidate Target shall be subject to the rights set forth in Section 7.2. The number of Candidate Targets at any one time and the total number of Candidate Targets during the entire term of the Research Program shall be determined by the Joint Research Steering Committee and shall not exceed the number of Candidate Targets which the personnel assigned to the Research Program can reasonably accomplish consistent with the Research Plan and the allocation of resources thereunder.


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                             CONFIDENTIAL TREATMENT


         4.2.2 Exclusivity Period. A target selected as a Candidate Target shall remain a Candidate Target until (a) the expiration of the Exclusivity Period, which shall be the [ ]* period from the date the Joint Research Steering Committee selected such target as a Candidate Target, or (b) the Candidate Target is selected as a Selected Target pursuant to Section 4.3 below, whichever shall first occur. Upon the expiration of the Exclusivity Period, any Candidate Target which has not been selected as a Selected Target shall be subject to the co-exclusive license set forth in Section 7.2.2.

     4.3 Selected Targets.

         4.3.1 Selection. From time to time as appropriate during the Research Program, the Joint Research Steering Committee will select as Selected Targets specific Candidate Targets that appear the most promising to develop further for high throughput screening.

         4.3.2 Validated Assay Development. Promptly after the selection of each Selected Target, Cubist will develop an appropriate Validated Assay for such Selected Target in accordance with the Research Plan. Cubist shall promptly provide to the Joint Research Steering Committee the results of all work Cubist performs pursuant to this Section 4.3. It is anticipated that one Validated Assay will be developed by the end of the third quarter of 1999 and a second Validated Assay will be developed by the end of the second quarter of 2000.

         4.3.3 Validated Assay Transfer and Implementation. Upon completion, each Validated Assay will be transferred to Novartis with a protocol and any preliminary data generated by Cubist from such Validated Assay that Cubist ascertains is necessary to enable Novartis to initiate the implementation of the Validated Assay. For all purposes of this Agreement including Section 8.3, each Validated Assay delivered to Novartis as described herein shall be deemed to be successfully transferred to, and implementation thereof shall be deemed to be initiated by, Novartis unless Novartis demonstrates by documentary evidence within sixty (60) days of the date of delivery to Novartis that Novartis cannot initiate the implementation of the Validated Assay since the results obtained by Cubist from such Validated Assay cannot be replicated by Novartis. In the event a Validated Assay is so demonstrated to have not been successfully transferred to, and implemented by, Novartis, Cubist shall continue its development work on such Validated Assay until the implementation of the Validated Assay is successfully initiated by Novartis.


                                   ARTICLE 5
                   COMPOUND SCREENING; ACTIVE CUBIST COMPOUNDS

     5.1 Screening of Compounds. In accordance with the Research Plan and decisions made by the Joint Research Steering Committee, Cubist shall screen Cubist Compounds in each

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                             CONFIDENTIAL TREATMENT


Validated Assay and Novartis shall screen its own compounds in each Validated Assay. The primary goal of the screening is to identify Active Cubist Compounds and compounds of Novartis that have antibacterial activity against a Selected Target. The parties shall provide the Joint Research Steering Committee with reports on the status of compound screening.

         5.1.1 Third Party Compounds. The Joint Research Steering Committee may agree to obtain from Third Parties the right to screen in the Validated Assays compounds owned or controlled by such Third Parties; provided, however, that if any fees would be payable to such Third Party or any rights conferred upon such Third Party for screening such compounds or making, using or selling products containing such compounds, no such Third Party compounds will be screened without the written consent of both Parties.

     5.2 Identification of Active Cubist Compounds. Upon the request of the Joint Research Steering Committee at any time during the screening of compounds described in Section 5.1 and promptly after completing the screening of a batch of Cubist Compounds or Novartis compounds under Section 5.1 in the appropriate Validated Assays, Cubist and Novartis, respectively, will provide to the Joint Research Steering Committee the results of such screening, without the obligation, however, to disclose to each other the structure of any of the compounds screened. The Joint Research Steering Committee will review such results promptly after receipt and will determine which of the Cubist Compounds screened in the Validated Assays meet the requirements established by the Joint Research Steering Committee for designation as an Active Cubist Compound.

         5.2.1 Active Cubist Compound. In the event a Cubist Compound meets the requirements for designation as an Active Cubist Compound, Cubist will promptly determine if such Cubist Compound is a Committed Compound. If the Cubist Compound is not a Committed Compound, it shall be designated as an Active Cubist Compound, and Cubist will disclose to Novartis the structure of such Active Cubist Compound. Each Active Cubist Compound shall be subject to the option rights granted to Novartis as set forth in Section 7.5.1 and the diligence requirements set forth in Section 7.5.2.

         5.2.2 Novartis Compound/Active Cubist Compound Derivative. In the event Novartis exercises its option pursuant to Section 7.5.1 and makes or synthesizes an Active Cubist Compound Derivative, [ ]*


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   separately with the Commission

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                             CONFIDENTIAL TREATMENT


                                    ARTICLE 6
                          INTELLECTUAL PROPERTY RIGHTS

     6.1 Ownership of Inventions.

         6.1.1 Disclosure of Inventions. During the term of the Research Program, each Party shall promptly disclose to the other Party the Inventions made by employees or others acting on behalf of such Party to the extent that the other Party has a license thereto under this Agreement.

         6.1.2 Cubist Inventions. All right, title and interest in all Cubist Inventions shall be owned by Cubist. Novartis shall execute, without charge to Cubist, irrevocable assignments of such right, title and interest in and to Cubist Inventions to Cubist.

         6.1.3 Novartis Inventions. All right, title and interest in all Novartis Inventions shall be owned by Novartis. Cubist shall execute, without charge to Novartis, irrevocable assignments of such right, title and interest in and to Novartis Inventions to Novartis.

         6.1.4 Joint Inventions. All right, title and interest in all Joint Inventions shall be owned jointly by Novartis and Cubist.

         6.1.5 Cooperation of Employees. Each Party represents and agrees that all employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or other person, or in the case of non-employees working for other companies or institutions on behalf of Cubist or Novartis.

     6.2 Filing, Prosecution and Maintenance of Patent Rights.

         6.2.1 Cubist Inventions. Cubist shall have sole responsibility for and control over the filing, prosecution, maintenance and enforcement of the Cubist Patent Rights claiming Cubist Inventions, at Cubist's expense. The Cubist Patent Rights as to which Novartis is licensed under this Agreement as of the Effective Date shall be listed on Exhibit C hereto and at regular intervals, or upon request, Cubist shall provide Novartis with updated information on its patent portfolio as to which Novartis is licensed under this Agreement, and Exhibit C hereto shall be amended accordingly. If Cubist shall elect not to continue to prosecute or maintain any patent application or patent included in the Cubist Patent Rights, then Cubist shall give Novartis the timely opportunity to direct Cubist to continue to prosecute or maintain the patent application or patent in Cubist' name and at Novartis' expense.

         Cubist shall notify Novartis of the issuance of each patent included within the Cubist Patent Rights as to which Novartis is licensed under this Agreement, giving the date of issue, patent number and normal expiry date for each such patent. Cubist shall notify Novartis of each filing for patent term restoration under the United States Drug Price Competition and Patent Term Restoration Act of 1984, any allegations of failure to show due diligence, and all awards of patent term restoration in the United States with respect to the Cubist Patent Rights as

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                             CONFIDENTIAL TREATMENT


to which Novartis is licensed under this Agreement. Novartis shall make corresponding notifications to Cubist in respect of any patent included within the Joint Patent Rights.

         6.2.2 Novartis Inventions. Novartis shall have sole responsibility for and control over the filing, prosecution, maintenance and enforcement of the Novartis Patent Rights claiming Novartis Inventions, at Novartis' expense.

         6.2.3 Joint Inventions. Subject to Article 7, Novartis and Cubist shall have and retain sole and exclusive title to their interest in Joint Inventions provided however responsibility for patent filing with respect to Joint Inventions shall be as set forth in this Section 6.2.3 and provided further that, except in connection with a permitted assignment of this Agreement pursuant to Section 13.2, neither Party may transfer its interest in any Joint Invention which is claimed in a patent application or patent unless notice of such transfer has been first given to the other Party and the transferee agrees in writing to be bound by the terms of this Agreement with respect to the interest so transferred. Novartis shall have the first right to assume responsibility at its sole expense for the preparation, filing, prosecution and maintenance of any Joint Patent Rights and shall keep Cubist reasonably informed of, and consult with Cubist with respect to, all significant actions relating thereto. If Novartis elects not to assume such responsibility, Cubist shall have the right to do so and shall keep Novartis reasonably informed of, and consult with Novartis with respect to, all significant actions relating thereto; and in such event, Novartis shall bear one-half the reasonable expenses of preparation, filing, prosecution and maintenance thereof. If Cubist assumes such responsibility but Novartis declines to pay its one-half share of expenses, Novartis shall automatically grant to Cubist an exclusive, perpetual, paid-up license under its interest in such Joint Patent Rights.

         6.2.4 Patent Term Extension. Cubist shall cooperate with Novartis in obtaining patent term extension or supplemental protection certificates and the like with respect to the Cubist Patent Rights and Joint Patent Rights as to which Novartis is licensed under this Agreement, in each country and region where it is possible to do so. Novartis shall have the right to make the election and Cubist agrees to abide by such election.

     6.3 No Other Technology Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products, or chemical or biological materials of the other Party, including items owned, controlled or developed by the other Party, or transferred by the other Party to said Party at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant, except to the extent specifically set forth herein (i) Novartis any license or other right under the Cubist Patent Rights, Cubist Technology or Cubist's interest in Joint Patent Rights or Joint Technology, VITA(TM), Candidate Targets, Selected Targets, Discontinued Targets, Validated Assays, Discontinued Validated Assays, Cubist Compounds, Active Cubist Compounds or Back-Up Compounds and, (ii) Cubist any license or other right under the Novartis Patent Rights, Novartis Technology or Novartis' interest in Joint Patent Rights or Joint Technology, Novartis Compounds, Active Cubist Compound Derivatives, Novartis Improvements or Novartis Products.

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                             CONFIDENTIAL TREATMENT


     6.4 Infringement Claims. If the manufacture, sale or use of Product pursuant to this Agreement results in any claim, suit or proceeding lodged by a Third Party alleging patent infringement by Cubist or Novartis (or its licensees or sublicensees), or by an Affiliate of Cubist or Novartis, such Party shall promptly notify the other Party hereto in writing. The Party subject to such claim shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided, however, that Novartis shall not enter into any settlement which admits or concedes that any aspect of the Cubist Patent Rights is invalid or unenforceable without the prior written consent of Cubist. The Party subject to the claim shall keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding.

     6.5 Enforcement of Joint Patent Rights. Cubist and Novartis shall each promptly notify the other in writing of any alleged or threatened infringement of the Joint Patent Rights of which they become aware. Cubist and Novartis shall then confer and may agree jointly to prosecute any such infringement. If the Parties do not agree on whether or how to proceed with enforcement activity (i) within ninety (90) days following the notice of alleged infringement or (ii) ten
(10) business days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then Cubist may commence litigation with respect to the alleged or threatened infringement at its own expense, and credit against the percentage of Milestone Revenue Income and royalties otherwise due Novartis under Section 8.5 all of its expenses incurred in such action (including attorneys' fees and expenses). In the event that Cubist does not commence litigation within five (5) business days of the above-specified date, Novartis may do so and credit against the development milestones payments due Cubist under Section 8.3.2 and the royalties due Cubist under Section 8.4 all of its expenses incurred in such action (including attorneys' fees and expenses). In the event a Party brings an infringement action, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney. Neither Party shall have the right to settle any patent infringement litigation under this Section in a manner that diminishes the rights or interests of the other Party without the express written consent of such other Party.

         Except as otherwise agreed to by the Parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation (whether by way of settlement or otherwise) shall be first allocated to reimbursement of unreimbursed legal fees and expenses incurred by the Party initiating the proceeding, then toward reimbursement of any unreimbursed legal fees and expenses of the other Party, then, if applicable, toward reimbursement of the other Party for the amount of any payments withheld by the Party initiating the proceeding as permitted above, and then the remainder shall be divided between the Parties as follows: (i) if the award is based on lost profits, Seller shall receive an amount equal to the damages the court determines the Seller has suffered as a result of the infringement less the amount of any royalties that would have been due to the other party on sales of Products lost by Seller as a result of the infringement had Seller made such sales, and the other party shall receive an amount equal to the royalties and other payments it would have received under Article 8 if such sales had been made by Seller; and (ii) as to awards other than those based on lost profits, sixty percent (60%) to the party initiating such proceedings and forty percent (40%) to the other party.


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                             CONFIDENTIAL TREATMENT


                                   ARTICLE 7
                            OPTION AND LICENSE RIGHTS

     7.1 VITA(TM). Subject to the terms of this Agreement, Cubist hereby grants Novartis a worldwide, non-exclusive right and license during the term of the Research Program, without the right to sublicense, under the Cubist Patent Rights and Cubist Technology covering VITA(TM) for research use solely as necessary for Novartis to participate in the Research Program with respect to the Collaboration Target List and Candidate Targets.

     7.2 Candidate Targets.

         7.2.1 Exclusive License During Exclusivity Period. With respect to each Candidate Target, subject to the terms of this Agreement, Cubist hereby grants Novartis a worldwide exclusive right and license during the Exclusivity Period, with the right to sublicense, under the Cubist Patent Rights, Cubist Technology and Cubist's interest in Joint Patent Rights and Joint Technology covering such Candidate Target to use such Candidate Targets in Novartis' research program aimed at making, having made, using, selling and importing Novartis Products.

         7.2.2 Co-Exclusive License After Exclusivity Period. Upon the expiration of the Exclusivity Period for a Candidate Target pursuant to Section 4.2.2, Novartis' license under Section 7.2.1 shall become a co-exclusive license with Cubist, with the right to sublicense. Subject to Section 8.5, Cubist and its Affiliates and licensees shall be free to make, have made, use, sell and import Cubist Products based on the Candidate Targets subject to the co-exclusive rights hereunder.

         7.2.3 Effect of Termination of Research Program. With respect to any Candidate Target which was selected by the Joint Research Steering Committee less than one (1) year prior to the expiration of the Research Program in accordance with Section 12.1.1 or the termination of the Research Program in accordance with Section 12.1.2, the exclusive license granted by Cubist to Novartis pursuant to this Section 7.2 shall continue beyond the expiration or termination of the Research Program for the remainder of the Exclusivity Period provided however that upon the expiration of the Exclusivity Period, in the event the Joint Research Steering Committee has not selected such Candidate Target as a Selected Target, then Novartis' license under Section 7.2.1 shall become a co-exclusive license with Cubist, with the right to sublicense. Subject to Section 8.5, Cubist and its Affiliates and licensees shall be free to make, have made, use, sell and import Cubist Products based on the Candidate Targets subject to the co-exclusive rights hereunder.

     7.3 Selected Targets and Discontinued Targets.

         7.3.1 Exclusive License to Selected Targets. With respect to each Selected Target, subject to the terms of this Agreement including without limitation Section 7.3.2, Cubist hereby grants Novartis a worldwide exclusive right and license, with the right to sublicense, under the Cubist Patent Rights, Cubist Technology and Cubist's interest in Joint Patent Rights and Joint Technology covering such Selected Target to use such Selected Target in Novartis' research program aimed at making, having made, using, selling and importing Novartis Products

                             CONFIDENTIAL TREATMENT


provided however that in the event Novartis decides to discontinue a given Selected Target in its research program or fails to meet the diligence obligations set forth in Section 7.3.2, then it will inform Cubist of its decision and the Selected Target shall become a Discontinued Target and shall be subject to Section 7.3.3.

         With respect to any Selected Target which was selected by the Joint Research Steering Committee prior to the expiration or termination of the Research Program in accordance with Sections 12.1.1 or 12.1.2, the exclusive license granted by Cubist to Novartis as set forth in this Section 7.3.1 shall continue beyond the expiration or termination of the Research Program.

         7.3.2 Due Diligence Obligation for Selected Targets and Corresponding Validated Assays. As a condition for Novartis maintaining an exclusive license to a Selected Target pursuant to Section 7.3.1 and an exclusive license to a corresponding Validated Assay pursuant to Section 7.4.1, Novartis shall, upon the transfer to, and initiation of implementation by, Novartis of a Validated Assay for such Selected Target pursuant to Section 4.3.3, be obligated to maintain itself or through its Affiliates or sublicensees a diligent, continuous program of utilizing the Selected Target and its corresponding Validated Assay to identify potential antibacterial compounds.

         Novartis shall be deemed not to be maintaining a diligent continuous program with respect to a Selected Target and its corresponding Validated Assay unless (i) Novartis is actively using the Selected Target and its corresponding Validated Assay in Novartis' screening systems or, (ii) upon the designation of an Active Cubist Compound or an Active Cubist Compound Derivative or a Novartis Compound active against such Selected Target, Novartis is actively undertaking diligent, commercially reasonable efforts, similar to those used for products of comparable commercial potential originating in Novartis for the continuing development of such Active Cubist Compound or Active Cubist Compound Derivative or Novartis Compound and the commercialization of a Novartis Product including, without limitation, the performance of an active derivatisation and lead optimisation program, the designation of EDC Status, initiation of clinical trials, submission of regulatory filings and commercial launch of a Novartis Product.

         In the event Novartis fails to maintain a diligent continuous program described in (i) or (ii) above or if Novartis notifies Cubist that it is not interested in maintaining a diligent program with respect to such Selected Target or its corresponding Validated Assay, then such Selected Target and Validated Assay shall be subject to the provisions of Sections 7.3.3 and 7.4.2, respectively.

         During the term of the Research Program, Novartis shall provide information regarding its screening systems and programs described herein to the Joint Research Steering Committee on a quarterly basis. Thereafter, at any time during the term of an exclusive license to a Selected Target, Novartis shall on a not less than quarterly basis provide documentation to the reasonable satisfaction of Cubist that Novartis is maintaining a diligent, continuous program with respect to the Selected Target and its corresponding Validated Assay.

         7.3.3 Co-Exclusive License to Discontinued Targets. In the event Novartis fails to meet the diligence obligations for a Selected Target or notifies Cubist that it is not interested

                             CONFIDENTIAL TREATMENT


in maintaining a diligent program for a Selected Target, as provided in Section 7.3.2, then such Selected Target shall become a Discontinued Target and the exclusive license granted to Novartis under Section 7.3.1 shall become a co-exclusive license with Cubist, with the right to sublicense. Subject to
Section 8.5, Cubist and its Affiliates and licensees shall be free to make, have made, use, sell and import Cubist Products based on such Discontinued Targets subject to co-exclusive rights hereunder.

     7.4 Validated Assays and Discontinued Validated Assays.

         7.4.1 Exclusive License to Validated Assays. With respect to each Validated Assay, subject to the terms of this Agreement including without limitation Section 7.3.2, Cubist hereby grants Novartis a worldwide exclusive license, with the right to sublicense, under Cubist Patent Rights, Cubist Technology and Cubist's interest in Joint Patent Rights and Joint Technology covering such Validated Assay to use the Validated Assay in Novartis' research program aimed at making, having made, using, selling and importing Novartis Products. Notwithstanding the foregoing, Cubist retains the right to utilize each Validated Assay in order to screen compounds in accordance with the Research Plan as it may be amended by the Joint Research Steering Committee.

         7.4.2 Co-exclusive License to Discontinued Validated Assays. In the event Novartis fails to meet the diligence obligations for a Selected Target and its corresponding Validated Assay or notifies Cubist that it is not interested in maintaining a diligent program for a Selected Target, as provided in Section 7.3.2, then such Validated Assay shall become a Discontinued Validated Assay and the exclusive license granted to Novartis under Section 7.3.1 shall become a co-exclusive license with Cubist, with the right to sublicense. Subject to
Section 8.5, Cubist and its Affiliates and licensees shall be free to make, have made, use, sell and import Cubist Products based on such Discontinued Validated Assays subject to co-exclusive rights hereunder.

     7.5 Active Cubist Compounds and Back-Up Compounds.

         7.5.1 Active Cubist Compounds. With respect to each Active Cubist Compound, subject to the terms of this Agreement including without limitation
Section 7.5.2, Cubist hereby grants Novartis an exclusive option to an exclusive right and license, with the right to sublicense, under the Cubist Patent Rights, Cubist Technology and Cubist's interest in Joint Patent Rights and Joint Technology covering such Active Cubist Compound to (i) create Active Cubist Compound Derivatives, (ii) use such Active Cubist Compound or Active Cubist Compound Derivatives in Novartis' research and development program and to make, have made, use, sell and import Novartis Products. The option granted to Novartis in this Section 7.5.1 may be exercised by Novartis by providing written notice to Cubist within [ ]* of the designation

---------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT

of the Cubist Compound as an Active Cubist Compound by the Joint Research Steering Committee.

         7.5.2 Due Diligence Obligation for Active Cubist Compounds. In the event Novartis exercises the option right to an Active Cubist Compound granted to Novartis pursuant to Section 7.5.1, as a condition for Novartis maintaining the exclusive license to such Active Cubist Compound, Novartis shall itself or through its Affiliates or sublicensees undertake diligent, commercially reasonable efforts, similar to those used for products of comparable commercial potential originating in Novartis, for the continuing development of such Active Cubist Compound and the commercialization of a Novartis Product including, without limitation, the designation of EDC Status, initiation of clinical trials, submission of regulatory filings and commercial launch of a Novartis Product. In the event Novartis fails to undertake and maintain the diligent, commercially reasonable program described herein for an Active Cubist Compound, the exclusive license to such Active Cubist Compound shall be terminated in accordance with Section 12.4 and Cubist shall have the rights set forth in
Section 7.5.3(a).

         During the term of the Research Program, Novartis shall provide information regarding its programs described herein to the Joint Research Steering Committee on a quarterly basis. Thereafter, during the term of an exclusive license to an Active Cubist Compound, Novartis shall provide Cubist on a not less than quarterly basis with documentation to the reasonable satisfaction of Cubist that Novartis is maintaining diligent, commercially reasonable efforts with respect to the Active Cubist Compound.

         7.5.3 Cubist First Refusal Right.

         (a) Novartis Improvements to Active Cubist Compounds. In the event an exclusive license to an Active Cubist Compound is terminated in accordance with
Section 12.4, then Cubist shall have the right to obtain a worldwide, exclusive royalty-bearing license on commercially reasonable terms under Novartis Patent Rights, Novartis Technology and Novartis' interest in Joint Patent Rights and Joint Technology covering any Novartis Improvement to the Active Cubist Compound to use such Novartis Improvement in Cubist's research and development program and to make, have made, use, sell and import products. Novartis shall disclose any Novartis Improvement to an Active Cubist Compound within [ ]* of the termination of the exclusive license to such Active Cubist Compound, and Cubist and Novartis shall negotiate in good faith a term sheet for a license agreement for an additional period of [ ]* and a definitive agreement for such license for an additional period of up to [ ]*. If, at the end of either of such periods, Cubist and Novartis are unable to agree on terms for the license agreement for the Novartis Improvement, then, unless the parties agree to extend the negotiation period, Novartis shall promptly deliver to Cubist a final proposal detailing the terms on which it would enter into such a license agreement (the "Final Proposal"). Cubist shall have [ ]* from receipt of the Final Proposal to notify Novartis of its willingness to enter into

-----------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


an agreement on such terms. If Cubist does not so notify Novartis, then Novartis shall be free to enter into a license agreement for the Novartis Improvement with a Third Party; provided however, that the financial terms thereof, as a whole, are no more favorable to such Third Party than the Final Proposal delivered to Cubist. If Novartis desires to offer a Third Party a license for such Novartis Improvement at terms more favorable, then Novartis shall offer such more favorable terms to Cubist and, if [ ]* of such offer, Cubist informs Novartis that it is prepared to entered into an agreement with Novartis in accordance with such terms, Novartis shall conclude such agreement with Cubist upon such terms. If no such statement is made by Cubist within said [ ]*, Novartis shall be free to enter into an agreement in accordance with such terms with a Third Party.

         (b) Discontinued Novartis Compounds.

             (i) Globally Discontinued Novartis Compounds. In the event that
(aa) Novartis determines, or is forced, to discontinue the development or the global commercialization of a Novartis Product based on a Novartis Compound or an Active Cubist Compound Derivative (such Novartis Compound or Active Cubist Compound Derivative being referred to herein as a "Globally Discontinued Novartis Compound"), and (bb) if Novartis, at its sole discretion, decides to license to a Third Party such Globally Discontinued Novartis Compound, then Novartis shall notify Cubist in writing of the occurrence of the above. Cubist shall then have the right of first refusal (the "First Refusal Right"), following the same negotiation procedure and deadlines as outlined under Section 7.5.3(a) above, to obtain a worldwide, exclusive royalty-bearing license under Novartis Patent Rights, Novartis Technology and Novartis' interest in Joint Patent Rights and Joint Technology covering the Globally Discontinued Novartis Compound to use such Globally Discontinued Novartis Compound in Cubist's research and development program and to make, have made, use, sell and import products.

             (ii) Locally Discontinued Novartis Compounds. In the event that
(aa) in any country, following the First Commercial Sale of a Novartis Product based on a Novartis Compound or an Active Cubist Compound Derivative, there is a continuous one (1) year period in which no such Novartis Product is sold in such country (provided that such sale is not prevented by force majeure, government regulation or intervention or institution of a law suit by a Third Party), (such Novartis Compound or Active Cubist Compound Derivative being referred to herein as a "Locally Discontinued Novartis Compound"), and (bb) if Novartis, at its sole discretion, decides to license to a Third Party such Locally Discontinued Novartis Compound, Novartis shall notify Cubist in writing of the occurrence of the above. Cubist then shall have the right of first refusal (the "First Refusal Right"), following the same negotiation procedure and deadlines as outlined under Section 7.5.3(a) above, to obtain an exclusive royalty-bearing license under Novartis Patent Rights, Novartis Technology and Novartis' interest in Joint

----------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


Patent Rights and Joint Technology covering the Locally Discontinued Novartis Compound to use such Locally Discontinued Novartis Compound in Cubist's research and development program and to make, have made, use, sell in and import products into the country where sales have been discontinued.

         7.5.4 Back-Up Compounds. With respect to each Active Cubist Compound to which Novartis has exercised its option pursuant to Section 7.5.1, Novartis shall also be free to designate up to five (5) other Active Cubist Compounds as "Back-Up Compounds" which Novartis may develop to a certain early stage of development (usually at EDC Status) and which are parked at this stage to serve as possible replacements for a more advanced Active Cubist Compound whose development and/or commercialization efforts have to be abandoned. In the event Novartis discontinues its research and development program with respect to an Active Cubist Compound pursuant to Section 7.5.2, Novartis shall so notify Cubist in writing and Novartis shall obtain an exclusive [ ]* option to designate one of the Back-Up Compounds as an Active Cubist Compound which thereafter shall be subject to Sections 7.5.1 and 7.5.2 while those Back-Up Compounds which will not be so designated shall continue to be Back-Up Compounds. Upon the expiration of the [ ]* period, if Novartis has not designated any of the Back-Up Compounds as an Active Cubist Compound, Novartis shall have no rights with respect to any Back-Up Compound for the discontinued Active Cubist Compound. Thereafter, if Novartis is interested in obtaining rights to the former Back-Up Compound, Cubist will, subject to availability, discuss the possibility of licensing such former Back-Up Compound to Novartis provided that Cubist shall have no obligation to grant any rights to Novartis.

     7.6 Sublicenses and Licenses. Any sublicense by Novartis of the rights granted to Novartis in this Article 7 shall be consistent with the terms of this Agreement and shall include an obligation for the sublicensee to comply with the applicable obligations of this Agreement including, without limitation, Section
8.6 pertaining to reports and audits and Article 9 pertaining to confidentiality. Novartis shall notify Cubist of the existence of any sublicense of the rights granted herein to a non-Affiliate of Novartis and to the inclusion into such sublicense(s) of the obligation set forth in this Section 7.6 within ten (10) business days of entering into such sublicense.

         Cubist shall be free to license Cubist's co-exclusive rights pursuant to Sections 7.2.2, 7.3.3 and 7.4.2 provided that each license shall be consistent with the terms of this Agreement and shall include an obligation for the licensee to comply with the applicable obligations of this Agreement including, without limitation, Section 8.6 pertaining to reports and audits and
Article 9 pertaining to confidentiality. Cubist shall notify Novartis of the existence of any license of the rights retained herein to a non-Affiliate of Cubist and to the inclusion into such sublicense(s) of the obligation set forth in this Section 7.6 within ten (10) business days of entering into such license.

------------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


     7.7 Reservation of Rights. Notwithstanding the grant of any licenses pursuant to this Article 7, Cubist at all times reserves the rights under the Cubist Patent Rights, Cubist Technology and Cubist's interest in Joint Patent Rights and Joint Technology to (i) use VITA(TM) for any purpose provided such purpose is not in conflict with any of the obligations Cubist undertakes under this Agreement, (ii) to use each Candidate Target, Selected Target, Discontinued Target, Validated Assay and Discontinued Validated Assay for research uses in accordance with this Agreement, (iii) to make, use and sell Cubist Compounds which are not designated as Active Cubist Compounds, or Active Cubist Compounds as to which Novartis' option rights are not exercised or as to which Novartis' license rights have been terminated, for any purpose, provided, however, that Cubist shall not develop, make, have made, use and sell itself or license to a Third Party any such Cubist Compounds or Active Cubist Compounds that show activity to any Candidate Targets or Selected Targets as to which, and for so long as, Novartis is licensed exclusively hereunder, (iv) to make and use, for research purposes only, Active Cubist Compounds as to which Novartis has exercised its option and (v) to make and have made Cubist Products in accordance with Sections 7.8 and 8.5 below.

     7.8 Manufacturing Rights. Novartis or its designee shall be responsible for the manufacture of each Novartis Product. Novartis shall also be responsible for providing all documentation to regulatory authorities regarding the manufacture of such Novartis Products for commercial sale needed to register the Novartis Products and arranging for pre-approval inspections. Cubist or its designee shall be responsible for the manufacture of each Cubist Product. Cubist shall also be responsible for providing all documentation to regulatory authorities regarding the manufacture of such Cubist Products for commercial sale needed to register the Cubist Products and arranging for pre-approval inspections.

     7.9 Trademarks. Novartis shall be free to use and to register in any trademark office any trademark for use with a Novartis Product in its sole discretion. Novartis shall own all right, title and interest in and to any such trademark in its own name during and after the term of this Agreement.

     Cubist shall be free to use and to register in any trademark office any trademark for use with a Cubist Product in its sole discretion. Cubist shall own all right, title and interest in and to any such trademark in its own name during and after the term of this Agreement.


                                    ARTICLE 8
                                    PAYMENTS

     8.1 Funding of the Research Program by Novartis. In consideration of Cubist's performance of its obligations under the Research Program, Novartis will pay Cubist [ ]* U.S. Dollars ($[ ]*) in each Research Year. Such funding represents support for [ ]* full-

-----------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


time Cubist employees per year at a cost of [ ]* U.S. Dollars ($[ ]*) per full-time employee per year. The amounts payable for each Research Year shall be paid in advance by certified or bank check or wire transfer in United States dollars in four equal payments to be paid quarterly upon presentation of an invoice by Cubist. (each such payment referred to as a "Research Funding Payment"). Research Funding Payments shall be made no later than (a) by the first (1st) business day of each Research Year quarter or (b) thirty (30) days after receipt of the corresponding invoice, whichever is the later. Research Funding Payments shall not be credited against equity, milestone or royalty payments due Cubist under Sections 8.2 through 8.4 below.

     8.2 Equity Investment by Novartis. Upon the execution of this Agreement, Novartis shall make an investment in Cubist's Common Stock in the aggregate amount of Four Million Dollars ($4,000,000) on the terms and subject to the conditions set forth in the Stock Purchase Agreement dated as of the date hereof between the Parties (the "Stock Purchase Agreement"), a copy of which is attached hereto as Exhibit B. Payments made to Cubist pursuant to the Stock Purchase Agreement are solely for the purchase of Cubist Common Stock and will not be credited against any payments due Cubist under this Collaborative Research and License Agreement.

     8.3 Milestone Payments by Novartis.

         8.3.1 Technology Transfer Milestone Payments. In consideration of Cubist's work on the Research Program and the license and option rights granted to Novartis hereunder, Novartis shall pay the following amounts to Cubist upon the achievement (prior to the expiration or termination of this Agreement pursuant to Article 12) of each of the applicable milestones:



    ==========================================================================================================
                                        Milestone                                             Payment
    ----------------------------------------------------------------------------------------------------------
    1.   First successful transfer to, and successful initiation of implementation
         by, Novartis of a Validated Assay                                                     $[   ]*
    ==========================================================================================================
    2.   Each subsequent transfer to, and successful initiation of implementation
         by, Novartis of a Validated Assay                                                     $[   ]*
    ==========================================================================================================


provided however, that in no event shall Novartis be required to pay Cubist under this Section 8.3 more than [ ]* U.S. Dollars ($[ ]*). Payments made to Cubist pursuant to this Section 8.3.1 will not be credited against Research Funding Payments payable under Section 8.1 or equity, development milestone, or royalty payments due Cubist under Sections 8.2 through 8.4.

         8.3.2 Development Milestone Payments. In consideration of Cubist's work on the Research Program and the license and option rights granted to Novartis hereunder, Novartis

------------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


shall pay the following amounts to Cubist upon the achievement of each of the applicable milestones:

             (a) For each (except Milestone A) Active Cubist Compound or Active Cubist Compound Derivative:


    ==========================================================================================================
                                        Milestone                                             Payment
    ----------------------------------------------------------------------------------------------------------
     A.  First compound to reach EDC Status (one-time payment only, i.e. payable only for the first Compound, whether this be an Active Cubist Compound
         or an Active Cubist Compound Derivative, to achieve this milestone)                   $[ ]*
    ----------------------------------------------------------------------------------------------------------
     B.  Initiation of Phase I clinical trial                                                  $[ ]*
    ----------------------------------------------------------------------------------------------------------
     C.  Initiation of Phase III clinical trial                                                $[ ]*
    ----------------------------------------------------------------------------------------------------------
     D.  First NDA Submission in a Major Market Country                                        $[ ]*
    ----------------------------------------------------------------------------------------------------------
     E.  First launch in a Major Market Country                                                $[ ]*
    ==========================================================================================================


             (i) provided however that [ ]* percent ([ ]*%) of the payments made to Cubist pursuant to this Section 8.3.2(a) shall be credited against royalties due to Cubist for Novartis Products incorporating such Active Cubist Compound or Active Cubist Compound Derivative pursuant to Section 8.4(a) hereof;

             (ii) provided further that no royalty payment under Section 8.4(a) shall be reduced by more than [ ]* percent ([ ]* %); and

             (iii) provided further that if an Active Cubist Compound or an Active Cubist Compound Derivative is abandoned during development after one or more of the milestone payments B., C., or D. above has been made, and if a replacement compound is developed to replace such abandoned Active Cubist Compound or Active Cubist Compound Derivative, then no milestone payment B., C. or D. shall be made in respect of the replacement compound which milestone payment has already been made in respect of the abandoned Active Cubist Compound or Active Cubist Compound Derivative; provided however, that the provisions of this subsection (iii) shall not apply with respect to a replacement compound if
(aa) the abandoned compound is an Active Cubist Compound, and (bb) Novartis, pursuant to the provisions of Section 7.5.4 had parked one or more Back-Up Compounds as possible replacement compounds for such Active Cubist Compound. If the conditions of (aa) and (bb) above are met, then Novartis shall pay, with respect to the replacement compound for the abandoned Active Cubist Compound, regular milestone payments upon the achievement of each of the applicable milestones as set forth in this Section 8.3.2(a), irrespective of whether the replacement compound is a Back-Up Compound or not.

-------------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


         (b) For each (except Milestone A) Novartis Compound:


    ==========================================================================================================
                                        Milestone                                             Payment
    ----------------------------------------------------------------------------------------------------------
     A.  First compound to reach EDC status (one-time payment only, i.e. payable
         only for the first Novartis Compound to achieve this milestone)                       $[ ]*
    ----------------------------------------------------------------------------------------------------------
     B.  Initiation of Phase I clinical trial                                                  $[ ]*
    ----------------------------------------------------------------------------------------------------------
     C.  Initiation of Phase III clinical trial                                                $[ ]*
    ----------------------------------------------------------------------------------------------------------
     D.  First NDA Submission in a Major Market Country                                        $[ ]*
    ----------------------------------------------------------------------------------------------------------
     E.  First launch in a Major Market Country                                                $[ ]*
    ==========================================================================================================


             (i) provided however that [ ]* percent ([ ]*%) of the payments made to Cubist pursuant to this Section 8.3.2(b) shall be credited against royalties due to Cubist for Novartis Products incorporating such Novartis Compound pursuant to Section 8.4(b) hereof;

             (ii) provided further that no royalty payment under Section 8.4(b) shall be reduced by more than [ ]* percent ([ ]*%); and

             (iii) provided further that if a Novartis Compound is abandoned during development after one or more of the milestone payments B., C., or D. above has been made, and if a replacement compound is developed to replace such abandoned Novartis Compound, then no milestone payment B., C. or D. shall be made in respect of the replacement compound which milestone payment has already been made in respect of the abandoned Novartis Compound.

         8.3.3 Payment by Novartis of Milestone Payments. All payments to be made by Novartis to Cubist pursuant to this Section 8.3 shall be made within thirty (30) days of receipt of an invoice from Cubist. Novartis shall promptly report to Cubist the occurrence of any event triggering a milestone payment according to Sections 8.3.1 or 8.3.2 above.

     8.4 Royalties on Net Sales by Novartis. In consideration of the licenses granted to Novartis pursuant to Article 7 hereof, Novartis shall pay Cubist the following royalties on Net Sales:

               (a) For each Novartis Product consisting of or incorporating an Active Cubist Compound or an Active Cubist Compound Derivative:


    ==========================================================================================================
                                   Net Sales per annum                                     Royalty Rate
    ----------------------------------------------------------------------------------------------------------
     on Net Sales less than $300,000,000                                                       [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $300,000,000 but less
     than $500,000,000                                                                         [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $500,000,000 but less
     than $1,000,000,000                                                                       [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $1,000,000,000                     [ ]*%
    ==========================================================================================================

---------------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


     provided, however, that royalties under this Section 8.4(a) shall be payable on a country-by-country basis for the longer of (i) the period that such Novartis Product, its manufacture, use or sale is covered by a Valid Claim in such country or (ii) [ ]* from the date of First Commercial Sale of each Novartis Product in such country; and, provided, furthermore, that if after expiry of the relevant Valid Claim in a country, substantial competition in the sale of a Novartis Product under this
Section 8.4(a) is created by any independent Third Party entering the market with such a Product, then with respect solely to such country any royalty still payable shall be reduced by [ ]* percent ([ ]*%) of the amounts set forth above, commencing with the first full calendar quarter following written notice to Cubist of such substantial competition and continuing for only so long as such substantial competition exists. As used in this Section, "substantial competition" shall mean a market share of an independent Third Party entering the market greater than twenty percent (20%) of the Novartis market as shown by IMS Panel data or, if not available, such market research data mutually agreed upon by the Parties.

             (b) For each Novartis Product consisting of or incorporating a Novartis Compound:


    ==========================================================================================================
                                   Net Sales per annum                                     Royalty Rate
    ----------------------------------------------------------------------------------------------------------
     on Net Sales less than $300,000,000                                                       [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $300,000,000 but less
     than $500,000,000                                                                         [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $500,000,000 but less
     than $1,000,000,000                                                                       [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $1,000,000,000                     [ ]*%
    ==========================================================================================================


     provided, however, that royalties under this Section 8.4(b) shall be payable on a country-by-country basis for [ ]* from the date of First Commercial Sale of each Novartis Product in such country.

------------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


     8.5 Percentage of Milestone Revenue Income and Royalties by Cubist. With respect to each Cubist Product sold by Cubist or its Affiliates or any licensee of Cubist, Cubist shall pay Novartis the following:

             (a) [ ]** percent ([ ]*%) of all Milestone Revenue Income received by Cubist from any licensee.

             All payments to be made by Cubist to Novartis pursuant to this
Section 8.5(a) shall be made within thirty (30) days of receipt of an invoice from Novartis. Cubist shall promptly report to Novartis the occurrence of any event triggering a milestone payment according to this Section 8.5(a).

             (b) the following royalties shall be payable on a country-by-country basis for [ ]* from the date of First Commercial Sale of each Cubist Product in such country whether such Cubist Product is commercialized by Cubist itself, by an Affiliate of Cubist, or a licensee of Cubist:


    ==========================================================================================================
                                   Net Sales per annum                                     Royalty Rate
    ----------------------------------------------------------------------------------------------------------
     on Net Sales less than $300,000,000                                                       [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $300,000,000 but less
     than $500,000,000                                                                         [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $500,000,000 but less
     than $1,000,000,000                                                                       [ ]*%
    ----------------------------------------------------------------------------------------------------------
     on the increment of Net Sales equal to or greater than $1,000,000,000                     [ ]*%
    ==========================================================================================================


     8.6 Method of Payment/Reports/Audits. All payments to be made by Novartis to Cubist pursuant to Sections 8.3 and 8.4 and all payments to be made by Cubist to Novartis pursuant to Section 8.5 shall be made in United States dollars.

         8.6.1 Royalty Reports, Exchange Rates. During the term of this Agreement, following the First Commercial Sale in any country of a Novartis Product or a Cubist Product, the Seller shall furnish to the other Party a written quarterly report showing, on a country by country basis: (i) the gross sales of all Products sold by Seller and its Affiliates and any of its distributors who are not Affiliates and its licensees or sublicensees during the reporting period and the calculation of Net Sales from such gross sales; (ii) the royalties and other payments payable in United States dollars which shall have accrued hereunder in respect of such sales; (iii) withholding taxes, if any, required by law to be deducted in respect of such sales, as applicable;
(iv) the dates of the First Commercial Sales of any Products in any country by Seller and its

-----------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


Affiliates and any of its distributors who are not Affiliates and its licensees or sublicensees during the reporting period; (v) the amount of any credits against the royalties and other payments which have accrued hereunder pursuant to Sections 6.4 and 8.3; and (vi) the exchange rates used in determining the amount of United States dollars. All amounts payable will first be calculated in the currency of sale and then converted into United States dollars using as a rate of exchange the average exchange rate reported in the Wall Street Journal during the calendar quarter to which the payment relates. Reports together with the royalty payable for the periods to which the reports relate shall be due on the sixtieth (60th) day following the close of each calendar quarter. If no royalty is due for any royalty period hereunder, the parties shall so report. Seller shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

         8.6.2 Audits. Upon the written request of the other Party, Seller shall permit an independent certified public accountant selected by the requesting Party and acceptable to Seller, which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours to such of the records of Seller as may be reasonably necessary to verify the accuracy of the royalty reports hereunder in respect of any fiscal year ending not more than twenty-four (24) months prior to the date of such request. All such verifications shall be conducted at the expense of the requesting Party and not more than once in each calendar year.

         In the event such accountant concludes that additional royalties were owed during such period, the additional royalty shall be paid within thirty (30) days of the date the requesting Party delivers to Seller such accountant's written report so concluding. The fees charged by such accountant shall be paid by the requesting Party unless the audit discloses that the royalties payable by Seller for the audited period are more than one hundred and ten percent (110%) of the royalties actually paid for such period, in which case Seller shall pay the reasonable fees and expenses charged by the accountant.

         Seller shall include in each license or sublicense granted by it pursuant to this Agreement a provision requiring the licensee or sublicensee to make reports to Seller, to keep and maintain records of sales made pursuant to such license or sublicense and to grant access to such records by the other Party's independent accountant to the same extent required of Seller under this Agreement.

         The parties agree that all information subject to review under this
Section 8.6.2 or under any sublicense agreement is confidential and that it shall cause its accountant to retain all such information in confidence.

         8.6.3 Royalty Payment Terms. Royalties shown to have accrued by each royalty report provided for under this Agreement shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date. Royalties determined to be owing, and any overpayments to be credited, with respect to any prior quarter shall be added, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, or credited, as the case may be, to the next quarterly payment hereunder.

                             CONFIDENTIAL TREATMENT

         8.7 Withholding of Taxes. Any withholding of taxes levied by tax authorities outside the United States on the payments hereunder shall be deducted by Seller from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of the other Party and shall be borne by such other Party. Seller agrees to cooperate with the other Party in the event the other Party claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to Seller.

         8.8 Exchange Controls. Except as hereinafter provided in this Section, all payments to be made pursuant to this Article 8 shall be paid in United States dollars. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where the Product is sold, payment shall be made through such lawful means or methods as Seller may determine. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties that Seller or its licensees or sublicensees would have been obligated to transmit or deposit, but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable, as the case may be. If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

         8.9 Interest on Late Payments. Any payments by Seller that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at the Base Rate of interest declared from time to time by BankBoston N.A. in Boston, Massachusetts, calculated on the number of days payment is delinquent.


                                    ARTICLE 9
                                 CONFIDENTIALITY

     9.1 Nondisclosure Obligations. Except as otherwise provided in this Article 9, during the term of this Agreement and for a period of [ ]* thereafter, both Parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement information and data received from the other Party during the Program ("Information").

         To the extent it is reasonably necessary or appropriate to fulfil its obligations or exercise its rights under this Agreement, a Party may disclose Information it is otherwise obligated under this Section not to disclose to its Affiliates, licensees, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such entities or persons agree to keep the Information confidential for the same time periods and to the

--------------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT

same extent as such Party is required to keep the Information confidential; and a Party or its licensees or sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to commercially market any Product. The obligation not to disclose Information shall not apply to any part of such Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the Party obligated not to disclose such Information or its Affiliates or licensees or sublicensees in contravention of this Agreement; (ii) is disclosed to the receiving Party or its Affiliates or licensees or sublicensees by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or licensees or sublicensees, provided such Information was not obtained directly or indirectly from the other Party under this Agreement; or (iv) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without breach of any of the provisions of this Agreement.

     9.2 Samples. Samples of compounds provided by one Party (the "Supplying Party") to the other Party (the "Receiving Party") during the Research Program shall not be supplied or sent by the Receiving Party to any Third Party without the written consent of the Supplying Party.

     9.3 Terms of this Agreement/Use of Name. Except as required by applicable law or regulation, neither Party shall use the name of the other Party in any publicity or advertising without the prior written approval of the other Party, except that either party may disclose the existence of the collaboration. Cubist and Novartis each agrees not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law or to persons with whom Novartis or Cubist has entered into or proposes to enter into a business relationship related to the subject matter hereof, and provided that such persons are subject to appropriate confidentiality agreements. Notwithstanding the foregoing, Novartis and Cubist agree that the information contained in a press release mutually agreed by the Parties may be used to describe the nature of this transaction, and Novartis and Cubist may disclose such information, as modified by mutual agreement from time to time, without the other Party's consent.

     9.4 Publications. Cubist and Novartis each acknowledge the other Party's interest in publishing certain of the results of the Research Program to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection. Consequently, either Party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed as part of the Research Program (the "Publishing Party") shall transmit to the Joint Research Steering Committee and the other Party (the "Reviewing Party") a copy of the proposed written publication at least forty-five (45) days prior to submission for publication, or an abstract of such oral disclosure at least fifteen (15) days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Joint Research Steering Committee and/or the Reviewing Party shall have the right (a) to propose

                             CONFIDENTIAL TREATMENT


modifications to the publication for accuracy and/or patent reasons, (b) to request a delay in publication or presentation in order to protect patentable information or maintain trade secrets.

         If the Joint Research Steering Committee or the Reviewing Party requests such a delay, the Publishing Party shall delay submission or presentation of the publication for a period determined by the Joint Research Steering Committee to enable patent applications protecting each Party's rights in such information to be filed or to protect trade secrets. Upon the expiration of forty-five (45) days, in the case of proposed written disclosures, or fifteen
(15) days, in the case of an abstract of proposed oral disclosures, from transmission of such proposed disclosures to the Joint Research Steering Committee and the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the oral presentation, respectively, unless the Joint Research Steering Committee or the Reviewing Party has requested the delay described above.


                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

     10.1 Authorization. Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement. Except as otherwise disclosed, each Party further represents to the other that it is not aware of any legal obstacles which could prevent it from carrying out the provisions of this Agreement.

     10.2 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, CUBIST MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY OF RESULTS GENERATED PURSUANT TO THE RESEARCH PROGRAM, CUBIST COMPOUNDS, TARGETS IDENTIFIED BY CUBIST FOR THE COLLABORATION TARGET LIST, CANDIDATE TARGETS, SELECTED TARGETS, VALIDATED ASSAYS OR ANY CUBIST TECHNOLOGY OR PATENT RIGHTS THEREIN, OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.


                                   ARTICLE 11
                                    INDEMNITY

     11.1 Novartis Indemnity Obligations. Except to the extent attributable to Cubist's negligence, a breach of warranty by Cubist or willful or tortious acts or omissions of Cubist, Novartis agrees to defend, indemnify and hold Cubist, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Novartis, its Affiliates or sublicensees by virtue of which Novartis Products manufactured, distributed or sold by Novartis, its Affiliates or sublicensees shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b)

                             CONFIDENTIAL TREATMENT


claims for bodily injury, death or property damage attributable to the development, manufacture, distribution, sale or use of Novartis Products by Novartis, its Affiliates or sublicensees; or (c) a recall of Novartis Products manufactured, distributed or sold by Novartis, its Affiliates or sublicensees ordered by a governmental agency or required by a confirmed Novartis Product failure as reasonably determined by Novartis.

     11.2 Cubist Indemnity Obligations. Except to the extent attributable to Novartis' negligence, a breach of warranty by Novartis or willful or tortuous acts or omissions of Novartis, Cubist agrees to defend, indemnify and hold Novartis, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Cubist, its Affiliates or sublicensees by virtue of which Cubist Products manufactured, distributed or sold by Novartis, its Affiliates or sublicensees shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the development, manufacture, distribution, sale or use of Cubist Products by Cubist, its Affiliates or sublicensees; or (c) a recall of Cubist Products manufactured, distributed or sold by Cubist, its Affiliates or sublicensees ordered by a governmental agency or required by a confirmed Cubist Product failure as reasonably determined by Cubist.

     11.3 Procedure. A Party or any of its Affiliates or their respective employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 11 shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicting interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in this Article 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article
11. The Indemnitee under this Article 11, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

     11.4 Novartis Insurance. Novartis shall maintain product liability insurance with respect to development, manufacture and sales of Novartis Products by Novartis in such amount as Novartis customarily maintains with respect to sales of its other products. Novartis shall maintain such insurance for so long as it continues to manufacture or sell any Novartis Products, and thereafter for so long as Novartis maintains insurance for itself covering such manufacture or

                             CONFIDENTIAL TREATMENT


sales. Novartis shall provide Cubist with written evidence of such insurance upon request by Cubist.

     11.5 Cubist Insurance. Cubist shall maintain product liability insurance with respect to development, manufacture and sales of Cubist Products by Cubist in such amount as Cubist customarily maintains with respect to sales of its other products. Cubist shall maintain such insurance for so long as it continues to manufacture or sell any Cubist Products, and thereafter for so long as Cubist maintains insurance for itself covering such manufacture or sales. Cubist shall provide Novartis with written evidence of such insurance upon request by Novartis.


                                   ARTICLE 12
                              TERM AND TERMINATION

     12.1 The Research Program.

          12.1.1 Expiration of the Research Program. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 12, the term of the Research Program shall expire upon the completion of [ ]* Research Years.

          12.1.2 Termination of the Research Program. The Research Program may be terminated by Novartis, in its discretion, at the end of [ ]* Research Years upon written notice to Cubist before the end of [ ]* from the Effective Date. If such notice is not received before the end of [ ]* from the Effective Date, the Parties agree that Novartis will be obligated to provide the full amount of research funding pursuant to Section 8.1 for the third Research Year.

          12.1.3 Existing Obligations. The expiration or termination of the Research Program shall not relieve the Parties of any obligation that accrued prior to such expiration or termination.

          12.1.4 Effect of Expiration and Termination of Research Program. In the event of the expiration or termination of the Research Program pursuant to
Section 12.1, then (a) the Exclusivity Period for Candidate Targets set forth in
Section 7.2.3 shall survive; (b) the co-exclusive rights to Candidate Targets as provided in Section 7.2.2, to Discontinued Targets as provided in Section 7.3.3 and to Discontinued Validated Assays as provided in Section 7.4.2 shall survive;
(c) the exclusive rights to Selected Targets as set forth in Section 7.3.1 shall survive; (d) Novartis' due diligence obligations pursuant to Sections 7.3.2 and
7.5.2 shall survive; (e) Cubist's rights pursuant to Section 7.5.3(a) and Cubist's First Refusal Right pursuant to Section 7.5.3(b) shall survive; and (f) the exclusive rights to Active Cubist Compounds for which Novartis exercised its option prior to the expiration or termination of the Research Program shall survive.

--------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


     12.2 Expiration of This Agreement. Unless terminated earlier pursuant to
Section 12.3, this Agreement shall expire on the expiration of Novartis' or Cubist's obligations to pay royalties to the other Party under this Agreement, and the licenses granted by either Party to the other hereunder shall become fully paid up and royalty-free, on a country-by-country basis.

     12.3 Termination of This Agreement. This Agreement may be terminated in the following circumstances:

          12.3.1 Material Breach. By one Party upon written notice by reason of a material breach by the other Party not described in Section 12.3.2 or 12.3.3 that the breaching Party fails to remedy within sixty (60) days after written notice thereof by the non-breaching Party;

          12.3.2 Failure of Novartis to Pay. By Cubist, if Novartis fails to make (i) any payment under Sections 8.1, 8.2 or 8.3 within twenty (20) business days after such payment becomes payable or (ii) any royalty payment under
Section 8.4 within thirty (30) days after such payment becomes payable, and, in any such case under (i) and (ii), such failure is not remedied within thirty
(30) days after notice thereof from Cubist.

          12.3.3 Failure of Cubist to Pay. By Novartis, if Cubist fails to make any Milestone Revenue Income or royalty payment under Section 8.5 within twenty
(20) business days after such payment becomes payable, and, in any such case, such failure is not remedied within thirty (30) days after notice thereof from Novartis.

          12.3.4 Bankruptcy. By either Party upon bankruptcy, insolvency, dissolution or winding up of the other.

          12.3.5 By Novartis. By Novartis, in its discretion, in its entirety, or with respect to a Novartis Product on a country-by-country basis, at any time upon delivery by Novartis to Cubist of six (6) months prior notice thereof.

     12.4 Failure of Novartis to Diligently Develop and Sell Novartis Product Based on Active Cubist Compound. In the event that (a) Novartis fails to use commercially reasonable efforts to develop a Novartis Product based on an Active Cubist Compound in accordance with Section 7.5.2 or (b) following the First Commercial Sale of a Novartis Product based on an Active Cubist Compound in a Major Market County, there is a continuous one (1) year period in which no such Novartis Product is sold in such Major Market Country (provided that such sale is not prevented by force majeure, government regulation or intervention or institution of a law suit by a Third Party), and Novartis fails to remedy or take reasonable action to initiate a remedy of such default within ninety (90) days after notice thereof by Cubist, Cubist shall have the right to terminate the license and right granted to Novartis to such Active Cubist Compound pursuant to Section 7.5 in such Major Market Country for such Active Cubist Compound-based Novartis Product (and Cubist shall have the rights set forth in Section 7.5.3(a)), but Cubist shall not have the right to terminate this Agreement in its entirety.

                             CONFIDENTIAL TREATMENT


     12.5 Effect of Expiration or Termination of This Agreement.

          12.5.1 Existing Obligations. Expiration pursuant to Section 12.2 or termination pursuant to Section 12.3 of this Agreement for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination.

          12.5.2 Survival of Sublicenses. Upon termination of this Agreement for any default by Novartis, any existing sublicenses of Novartis shall be automatically assigned to Cubist, and Cubist shall be bound by the terms of such sublicenses provided that the sublicensees continue to perform in accordance with their respective sublicense agreements. Notwithstanding the foregoing, Cubist's obligations to any such sublicensee shall not be interpreted to extend beyond any obligations to Novartis hereunder with respect to the subject matter of the sublicense.

          12.5.3 Survival. Upon expiration or termination of this Agreement, the obligations which by their nature are intended to survive expiration or termination of the Agreement, shall survive.

          12.5.4 Effect of Termination by Novartis. In the event of termination of this Agreement by Novartis pursuant to Sections 12.3.1, 12.3.3 or 12.3.4, Novartis may elect to either (a) terminate this Agreement, in which case all licenses and rights granted to Novartis shall terminate and Novartis will immediately cease to manufacture and sell Novartis Products (except as provided in Section 12.5.6) and Novartis shall be entitled to claim from Cubist all damages which would otherwise be due to Novartis under law or equity or (b) offset the amount of damages and/or costs obtained in a final judgment or award of monetary damages and/or costs against Cubist based on Cubist's default against any amounts otherwise due to Cubist under Article 8.

          12.5.5 Effect of Termination by Cubist. In the event of termination of this Agreement by Cubist pursuant to Sections 12.3.1, 12.3.2 or 12.3.4, all licenses and rights granted to Novartis hereunder shall terminate and, except as provided in Section 12.5.6 below, Novartis will immediately cease to manufacture and sell each Novartis Product.

          12.5.6 Disposition of Inventory of Products. Novartis may dispose of its inventory of Novartis Products on hand as of the effective date of termination, and may fill any orders for Novartis Products accepted prior to the effective date of termination, for a period of [ ]* after the effective date of termination and (b) within [ ]* after disposition of such inventory and fulfillment of such orders (and in any event within [ ]* after termination) Novartis will forward to Cubist a final report containing the details required by Section 8.6 hereof and pay Cubist all royalties due for Net Sales in such period.

---------------------
* Confidential Treatment Requested: Material has been omitted and filed separately with the Commission.

                             CONFIDENTIAL TREATMENT


                                   ARTICLE 13
                                  MISCELLANEOUS

     13.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

     13.2 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction or, in the case of Cubist, the creation of a special purpose corporation or research and development limited partnership. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

     13.3 Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     13.4 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

                             CONFIDENTIAL TREATMENT


                  If to Cubist:         Cubist Pharmaceuticals, Inc.
                                        39 Emily Street
                                        Cambridge, Massachusetts 02139
                                        Attention: President
                                        Fax:  (617) 576-0271

                  with a copy to:       Palmer & Dodge LLP
                                        One Beacon Street
                                        Boston, Massachusetts  02109
                                        Attention:  Michael Lytton, Esq.
                                        Fax:  (617) 227-4420

                  If to Novartis:       Novartis Pharma AG
                                        P.O. Box
                                        CH-4002 Basel-Switzerland
                                        Attention:  Legal Department
                                        Fax:  +41-61-324-6859

     13.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     13.6 Dispute Resolution. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be resolved as follows:

          13.6.1 Joint Research Steering Committee. During the term of the Research Program, the dispute shall be referred to the Joint Research Steering Committee for resolution in accordance with Article 2.

          13.6.2 Chief Executive Officers. If the dispute cannot be resolved by the Joint Research Steering Committee in accordance with Article 2, the Joint Research Steering Committee shall promptly notify the Head of Research of Novartis and the Chief Executive Officer of Cubist, who shall meet in person at a mutually acceptable time and location or by means of telephone or video conference within thirty (30) days of such notice and attempt to negotiate a settlement.

          13.6.3 Mediation. If the matter remains unresolved within sixty (60) days after the date of notice by the Joint Research Steering Committee or if the Chief Executive Officers fail to meet within thirty (30) days, then either Party may initiate mediation upon written notice to the other party, whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, except that specific provisions of this Section shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panel of Neutrals. If the Parties cannot agree upon the selection of the mediator within ten (10) days of the initiation of the mediation, then CPR shall appoint the mediator. The Parties shall attempt to


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resolve the dispute through mediation until one of the following occurs: (i) the
Parties reach a written settlement; (ii) the mediator notifies the Parties in writing that they have reached an impasse; (iii) the Parties agree in writing that they have reached an impasse; or (iv) the Parties have not reached a settlement within sixty (60) days of the initiation of the mediation.

          13.6.4 Arbitration. If the parties fail to resolve the dispute through mediation, then such dispute shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association. Each such arbitration shall be conduced in the English language by a panel of one or three arbitrators appointed in accordance with such Rules. Any such arbitration shall be held in Boston, Massachusetts. The arbitrators shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

     13.7 Entire Agreement. This Agreement, together with the Exhibits hereto and the Stock Purchase Agreement between the Parties, dated the date hereof, contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Exhibit hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

     13.8 Headings. The captions to the several Articles and Sections hereof and Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     13.9 Independent Contractors. It is expressly agreed that Cubist and Novartis shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Cubist nor Novartis shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     13.10 Agreement Not to Solicit Employees. During the term of this Agreement and for a period of two (2) years following the termination of the Research Program, Cubist and Novartis agree not to seek to persuade or induce any employee of the other company to discontinue his or her employment with that company in order to become employed by or associated with any business, enterprise or effort that is associated with its own business.

     13.11 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.


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                             CONFIDENTIAL TREATMENT


     13.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


CUBIST PHARMACEUTICALS, INC.                   NOVARTIS PHARMA AG


By: /s/ Scott M. Rocklage                      By: /s/ Paul S. Herrling
    -----------------------------                  ----------------------------


Name: Scott M. Rocklage, Ph.D.                 Name: Dr. P. Herrling
      ---------------------------                    --------------------------


Title: President and Chief Financial Officer   Title: Head of Research
       -------------------------------------          -------------------------
                                                      Noartis Pharma Inc.
                                                      S-386, 13.06
                                                      CH - 4002 Buse/Switzerland



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                                    Exhibits

Exhibit A  Research Plan

Exhibit B  Stock Purchase Agreement

Exhibit C  Cubist Patent Portfolio